Exhibit 99.1
MPLX LP Reports Fourth-Quarter and Full-Year 2025 Results
•Full-year 2025 net income attributable to MPLX of $4.9 billion and adjusted EBITDA of $7.0 billion
•Full-year 2025 growth investments of $5.5 billion and capital returned to unitholders of $4.4 billion, delivering on capital return commitment
•Progressing natural gas and NGL value chains through construction of Gulf Coast fractionation and export facilities and integration of sour gas treating platform
•Announcing 2026 organic growth capital plan of $2.4 billion, aligned with natural gas and NGL investments driving mid-single digit adjusted EBITDA growth
FINDLAY, Ohio, Feb. 3, 2026 - MPLX LP (NYSE: MPLX) today reported fourth-quarter 2025 net income attributable to MPLX of $1,193 million, compared with $1,099 million for the fourth quarter of 2024. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) attributable to MPLX was $1,804 million, compared with $1,762 million for the fourth quarter of 2024.
During the quarter, MPLX generated $1,496 million in net cash provided by operating activities, $1,417 million of distributable cash flow, and adjusted free cash flow of $1,567 million. MPLX announced a fourth-quarter 2025 distribution of $1.0765 per common unit, resulting in distribution coverage of 1.3x for the quarter. The leverage ratio was 3.7x at the end of the quarter.
For the full year 2025, MPLX generated $5.9 billion in net cash provided by operating activities, $5.8 billion of distributable cash flow, and $1.0 billion of adjusted free cash flow, compared to $5.9 billion, $5.7 billion, and $3.9 billion, respectively, in 2024.
"In 2025, we invested to grow our natural gas and NGL value chains and returned more than $4 billion to unitholders,” said Maryann Mannen, MPLX chairman, president and chief executive officer. “In 2026, we are executing growth anchored in the Permian and Marcellus basins, advancing our strategic initiatives and commitment to durable distribution growth. These opportunities will meet growing demand for natural gas and NGLs, enhance our value chains, and support mid-single digit adjusted EBITDA growth."
Financial Highlights (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per unit and ratio data)	2025	2024	2025	2024
Net income attributable to MPLX LP	$1,193	$1,099	$4,912	$4,317
Adjusted EBITDA attributable to MPLX LP(a)	1,804	1,762	7,017	6,764
Net cash provided by operating activities	1,496	1,675	5,909	5,946
Distributable cash flow attributable to MPLX LP(a)	1,417	1,477	5,791	5,697
Distribution per common unit(b)	$1.0765	$0.9565	$4.0660	$3.6130
Distribution coverage(c)	1.3x	1.5x	1.4x	1.5x
Consolidated total debt to LTM adjusted EBITDA(d)	3.7x	3.1x	3.7x	3.1x
Cash paid for common unit repurchases	$100	$100	$400	$326

(a)    Non-GAAP measures calculated before distributions to preferred unitholders. See reconciliation in the tables that follow.
(b)    Distributions declared by the board of directors of MPLX's general partner.
(c)    DCF attributable to LP unitholders divided by total LP distributions.
(d)    Calculated using face value total debt and LTM adjusted EBITDA. Also referred to as leverage ratio. See reconciliation in the tables that follow.

Segment Results

Crude Oil and Products Logistics

Crude Oil and Products Logistics segment adjusted EBITDA for the fourth quarter of 2025 increased by $52 million compared to the same period in 2024. The increase was primarily driven by a $37 million benefit from a FERC tariff ruling issued in November, as well as higher rates, partially offset by higher project related expenses.

Operating Statistics (unaudited)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Total MPLX
Pipeline throughput (mbpd)	5,908	5,857	1%	5,965	5,782	3%
Terminal throughput (mbpd)	3,078	3,128	(2)%	3,132	3,131	—%
Average tariff rates ($ per barrel)	$1.06	$1.06	—%	$1.06	$1.02	4%
Segment adjusted EBITDA (in millions)	$1,175	$1,123	5%	$4,547	$4,375	4%

Natural Gas and NGL Services

Natural Gas and NGL Services segment adjusted EBITDA for the fourth quarter of 2025 decreased by $10 million compared to the same period in 2024. The decrease was driven by a $23 million reduction associated with the divestiture of non-core gathering and processing assets, and a reduction for lower natural gas liquids prices, which more than offset contributions from recently acquired assets and higher volumes.

Operating Statistics (unaudited)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Total MPLX
Gathering throughput (MMcf/d)	6,848	6,734	2%	6,709	6,579	2%
Natural gas processed (MMcf/d)	9,827	9,934	(1)%	9,856	9,663	2%
C2 + NGLs fractionated (mbpd)	666	683	(2)%	660	654	1%
Segment adjusted EBITDA (in millions)	$629	$639	(2)%	$2,470	$2,389	3%

Strategic Update
MPLX's capital spending outlook for 2026 is $2.7 billion, consisting of $2.4 billion of growth and $300 million of maintenance.
Natural Gas and NGL Services investments account for 90% of MPLX's growth capital spending. MPLX is expanding its Permian to Gulf Coast integrated value chain, progressing long-haul pipeline growth projects to support increased producer activity, and investing in Permian and Marcellus processing capacity in response to producer demand.
Crude Oil and Products Logistics investments account for 10% of MPLX's growth capital spending. MPLX is advancing Permian gathering infrastructure and pursuing opportunities to expand and optimize assets that support Marathon Petroleum's (NYSE: MPC) fuels value chains, further strengthening our strategic relationship.
Newly Announced Investments
•Secretariat II: Consists of a 300 million cubic feet per day (MMcf/d) gas processing plant which will increase MPLX's processing capacity in the Permian basin to 1.7 billion cubic feet per day (Bcf/d); expected in service in the second half of 2028.
•Marcellus Gathering System Expansion: Consists of a compressor station, over 30 miles of pipelines, supporting well connections, and de-bottlenecking activities at MPLX's Majorsville gas processing complex. Expected in service in the first half of 2028.
Ongoing Investments
•Secretariat I: A 200 MMcf/d gas processing plant, began commissioning in January 2026. The plant increases MPLX's gas processing capacity in the Permian to 1.4 Bcf/d, with volumes expected to ramp through 2026.
•Harmon Creek III: Consists of a 300 MMcf/d gas processing plant and 40 thousand barrel per day (mbpd) de-ethanizer, which will increase MPLX's processing capacity in the Northeast to 8.1 Bcf/d and fractionation capacity to 800 mbpd; expected in service in the third quarter of 2026.
•Titan Complex (Northwind): The second sour gas treating plant is anticipated to be fully online in the fourth quarter of 2026, which will increase sour gas treating capacity in the Permian to over 400 MMcf/d from its acquired level of 150 MMcf/d.
•BANGL Pipeline: Expansion from 250 mbpd to 300 mbpd; supporting MPLX's Gulf Coast fractionators. Expected in service in the fourth quarter of 2026.
•Bay Runner and Rio Bravo Pipelines: Designed to transport up to 5.3 Bcf/d of natural gas from the Agua Dulce hub in Texas to export markets via the Gulf Coast. Bay Runner Pipeline is expected to be in service in the third quarter of 2026, and the Rio Bravo Pipeline is expected to be in service in 2029.
•Blackcomb Pipeline: A 2.5 Bcf/d pipeline connecting supply in the Permian to domestic and export markets along the Gulf Coast. The pipeline provides shippers with flexible market access and is expected in service in the fourth quarter of 2026.
•Traverse Pipeline: A bi-directional 2.5 Bcf/d pipeline designed to transport natural gas along the Gulf Coast between Agua Dulce and the Katy area. The pipeline creates optionality for shippers to access multiple premium markets and is expected in service in the second half of 2027.
•Gulf Coast Fractionators: Two 150 mbpd fractionation facilities near MPC's Galveston Bay refinery. These fractionation facilities are expected in service in 2028 and 2029. MPC will purchase the offtake from the fractionators and intends to market it globally.
•Gulf Coast LPG Export Terminal: Constructing a 400 mbpd LPG export terminal in an advantaged location for global market access, and an associated pipeline, which is anticipated in service in 2028; a strategic partnership with ONEOK.
•Eiger Express Pipeline: A 3.7 Bcf/d pipeline designed to transport natural gas from the Permian basin to Katy, Texas, with connectivity to Agua Dulce via the Traverse pipeline. Expected in service in mid-2028.

Financial Position and Liquidity

As of December 31, 2025, MPLX had $2.1 billion in cash, $2.0 billion available on its bank revolving credit facility, and $1.5 billion available through its intercompany loan agreement with MPC. MPLX's leverage ratio was 3.7x, while the stability of cash flows supports leverage in the range of 4.0x.

The partnership repurchased $100 million of common units held by the public in the fourth quarter of 2025. As of December 31, 2025, MPLX had approximately $1.1 billion remaining available under its unit repurchase authorizations.

Conference Call

At 9:30 a.m. ET today, MPLX will hold a conference call and webcast to discuss the reported results and provide an update on operations. Interested parties may listen by visiting MPLX's website at www.mplx.com. A replay of the webcast will be available on MPLX's website for two weeks. Financial information, including this earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.mplx.com.

About MPLX LP

MPLX is a diversified, large-cap master limited partnership that owns and operates midstream energy infrastructure and logistics assets and provides fuels distribution services. MPLX's assets include a network of crude oil and refined product pipelines; an inland marine business; light-product terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; and crude and light-product marine terminals. The company also owns crude oil and natural gas gathering systems and pipelines as well as natural gas and NGL processing and fractionation facilities in key U.S. supply basins. More information is available at www.mplx.com.

Investor Relations Contact: (419) 421-2071
Kristina Kazarian, Vice President Finance and Investor Relations
Brian Worthington, Senior Director, Investor Relations
Isaac Feeney, Director, Investor Relations
Evan Heminger, Analyst, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

Non-GAAP references

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (GAAP), management utilizes additional non-GAAP measures to analyze our performance. This press release and supporting schedules include the non-GAAP measures adjusted EBITDA; consolidated debt to last twelve months adjusted EBITDA, which we refer to as our leverage ratio; distributable cash flow (DCF); adjusted free cash flow (Adjusted FCF); and Adjusted FCF after distributions.

Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. We define Adjusted EBITDA as net income adjusted for: (i) provision for income taxes; (ii) net interest and other financial costs; (iii) depreciation and amortization; (iv) income/(loss) from equity method investments; (v) distributions and adjustments related to equity method investments; (vi) impairment expense; (vii) noncontrolling interests; (viii) transaction-related costs; and (ix) other adjustments, as applicable.

DCF is a financial performance and liquidity measure used by management and by the board of directors of our general partner as a key component in the determination of cash distributions paid to unitholders. We believe DCF is an important financial measure for unitholders as an indicator of cash return on investment and to evaluate whether the partnership is generating sufficient cash flow to support quarterly distributions. In addition, DCF is commonly used by the investment community because the market value of publicly traded partnerships is based, in part, on DCF and cash distributions paid to unitholders. We define DCF as Adjusted EBITDA adjusted for: (i) deferred revenue impacts; (ii) sales-type lease payments, net of income; (iii) adjusted net interest and other financial costs; (iv) net maintenance capital expenditures; (v) equity method investment capital expenditures paid out; and (vi) other adjustments as deemed necessary.

Adjusted FCF and Adjusted FCF after distributions are financial liquidity measures used by management in the allocation of capital and to assess financial performance. We believe that unitholders may use this metric to analyze our ability to manage leverage and return capital. We define Adjusted FCF as net cash provided by operating activities adjusted for: (i) net cash used in investing activities; (ii) cash contributions from MPC; and (iii) cash distributions to noncontrolling interests. We define Adjusted FCF after distributions as Adjusted FCF less base distributions to common and preferred unitholders. We believe that the presentation of Adjusted EBITDA, DCF, Adjusted FCF and Adjusted FCF after distributions provides useful information to investors in assessing our financial condition and results of operations.

Leverage ratio is a liquidity measure used by management, industry analysts, investors, lenders and rating agencies to analyze our ability to incur and service debt and fund capital expenditures.

The GAAP measures most directly comparable to Adjusted EBITDA and DCF are net income and net cash provided by operating activities while the GAAP measure most directly comparable to Adjusted FCF and Adjusted FCF after distributions is net cash provided by operating activities. These non-GAAP financial measures should not be considered alternatives to GAAP net income or net cash provided by operating activities as they have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because non-GAAP financial measures may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

For a reconciliation of Adjusted EBITDA, DCF, Adjusted FCF, Adjusted FCF after distributions and our leverage ratio to their most directly comparable measures calculated and presented in accordance with GAAP, see the tables below.

Forward-Looking Statements

This press release contains forward-looking statements regarding MPLX LP (MPLX). These forward-looking statements may relate to, among other things, MPLX’s expectations, estimates and projections concerning its business and operations, financial priorities, including with respect to positive free cash flow and distribution coverage, strategic plans, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance ("ESG") plans and goals, including those related to greenhouse gas emissions, biodiversity, and inclusion and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “advance,” “anticipate,” “believe,” “commitment,” “continue,” “could,” “design,” “drive,” “endeavor,” “estimate,” “expect,” “focus,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “progress,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “strive,” “support,” “target,” “trends,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPLX cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPLX, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPLX’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, changes in governmental policies relating to refined petroleum products, crude oil, natural gas, natural gas liquids (“NGLs”) or renewable diesel and other renewable fuels, or taxation including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; volatility in and degradation of general economic, market, industry or business conditions, including as a result of pandemics, other infectious disease outbreaks, natural hazards, extreme weather events, regional conflicts such as hostilities in the Middle East and in Ukraine, tariffs, inflation or rising interest rates; the adequacy of capital resources and liquidity, including the availability of sufficient free cash flow from operations to pay or grow distributions and to fund future unit repurchases; the ability to access debt markets on commercially reasonable terms or at all; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products or renewable diesel and other renewable fuels; changes to the expected construction costs and in service dates of planned and ongoing projects and investments, including pipeline projects and new processing units, and the ability to obtain regulatory and other approvals with respect thereto; the timing and ability to obtain necessary regulatory approvals and satisfy the other conditions necessary to consummate planned transactions within the expected timeframes if at all; the ability to realize expected returns or other benefits on anticipated or ongoing projects or planned transactions, including the recently completed acquisition of Northwind Delaware Holdings LLC ("Northwind Midstream"); the inability or failure of our joint venture partners to fund their share of operations and development activities; the financing and distribution decisions of joint ventures we do not control; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and to achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; industrial incidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements; the imposition of windfall profit taxes, maximum refining margin penalties, minimum inventory requirements or refinery maintenance and turnaround supply plans on companies operating in the energy industry in California or other jurisdictions; the establishment or increase of tariffs on goods, including crude oil and other feedstocks imported into the United States, other trade protection measures or restrictions or retaliatory actions from foreign governments; other risk factors inherent to MPLX’s industry; the impact of adverse market conditions or other similar risks to those identified herein affecting MPC; and the factors set forth under the heading “Risk Factors” and “Disclosures Regarding Forward-Looking Statements” in MPLX’s and MPC's Annual Reports on Form 10-K for the year ended Dec. 31, 2024, and in other filings with the SEC.

Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office. Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.

Condensed Consolidated Results of Operations (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per unit data)	2025	2024	2025	2024
Revenues and other income:
Operating revenue	$1,399	$1,376	$5,601	$5,171
Operating revenue - related parties	1,495	1,464	5,873	5,733
Income from equity method investments	155	171	697	802
Gain on equity method investments	—	—	484	20
Other income	203	52	343	207
Total revenues and other income	3,252	3,063	12,998	11,933
Costs and expenses:
Operating expenses (including purchased product costs)	858	835	3,456	3,203
Operating expenses - related parties	419	425	1,665	1,601
Depreciation and amortization	355	324	1,351	1,283
General and administrative expenses	101	104	446	427
Other taxes	36	32	137	131
Total costs and expenses	1,769	1,720	7,055	6,645
Income from operations	1,483	1,343	5,943	5,288
Net interest and other financial costs	277	229	983	921
Income before income taxes	1,206	1,114	4,960	4,367
Provision for income taxes	3	5	8	10
Net income	1,203	1,109	4,952	4,357
Less: Net income attributable to noncontrolling interests	10	10	40	40
Net income attributable to MPLX LP	1,193	1,099	4,912	4,317
Less: Series A preferred unitholders interest in net income	—	6	—	27
Limited partners’ interest in net income attributable to MPLX LP	$1,193	$1,093	$4,912	$4,290

Per Unit Data
Net income attributable to MPLX LP per limited partner unit:
Common – basic	$1.17	$1.07	$4.82	$4.21
Common – diluted	$1.17	$1.07	$4.82	$4.21
Weighted average limited partner units outstanding:
Common units – basic	1,017	1,018	1,019	1,016
Common units – diluted	1,017	1,019	1,019	1,017

Select Financial Statistics (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except ratio data)	2025	2024	2025	2024
Common unit distributions declared by MPLX LP
Common units (LP) – public	$396	$353	$1,506	$1,339
Common units – MPC	696	619	2,632	2,339
Total LP distribution declared	1,092	972	4,138	3,678

Preferred unit distributions(a)
Series A preferred unit distributions	—	6	—	27
Total preferred unit distributions	—	6	—	27

Other Financial Data
Adjusted EBITDA attributable to MPLX LP(b)	1,804	1,762	7,017	6,764
DCF attributable to LP unitholders(b)	$1,417	$1,471	$5,791	$5,670
Distribution coverage(c)	1.3x	1.5x	1.4x	1.5x

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$1,496	$1,675	$5,909	$5,946
Investing activities	78	(349)	(4,856)	(1,995)
Financing activities	$(1,202)	$(2,233)	$(435)	$(3,480)

(a)    Series A preferred unitholders receive the greater of $0.528125 per unit or the amount of per unit distributions paid to holders of MPLX LP common units. Cash distributions declared/to be paid to holders of the Series A preferred units are not available to common unitholders. On February 11, 2025, the remaining outstanding Series A preferred units were converted to common units.
(b)    Non-GAAP measure. See reconciliation below.
(c)    DCF attributable to LP unitholders divided by total LP distributions.

Financial Data (unaudited)
(In millions, except ratio data)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$2,137	$1,519
Total assets	43,005	37,511
Total debt(a)	25,653	20,948
Redeemable preferred units	—	203
Total equity	$14,528	$13,807
Consolidated debt to LTM adjusted EBITDA(b)	3.7x	3.1x

Partnership units outstanding:
MPC-held common units	647	647
Public common units	368	370

(a)    There were no borrowings on the loan agreement with MPC as of December 31, 2025 or December 31, 2024. Presented net of unamortized debt issuance costs, unamortized discount/premium and includes long-term debt due within one year.
(b)    Calculated using face value total debt and LTM adjusted EBITDA. Face value total debt was $26,006 million as of December 31, 2025, and $21,206 million as of December 31, 2024.

Operating Statistics (unaudited)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Crude Oil and Products Logistics
Pipeline throughput (mbpd)
Crude oil pipelines	3,811	3,831	(1)%	3,899	3,785	3%
Product pipelines	2,097	2,026	4%	2,066	1,997	3%
Total pipelines	5,908	5,857	1%	5,965	5,782	3%

Average tariff rates ($ per barrel)
Crude oil pipelines	$1.05	$1.08	(3)%	$1.06	$1.03	3%
Product pipelines	1.08	1.03	5%	1.08	1.00	8%
Total pipelines	$1.06	$1.06	—%	$1.06	$1.02	4%

Terminal throughput (mbpd)	3,078	3,128	(2)%	3,132	3,131	—%

Barges in operation	322	319	1%	322	319	1%
Towboats in operation	30	29	3%	30	29	3%

Natural Gas and NGL Services Operating Statistics (unaudited) - Consolidated(a)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,602	1,538	4%	1,526	1,521	—%
Utica Operations	—	338	(100)%	66	264	(75)%
Southwest Operations	1,900	1,788	6%	1,826	1,698	8%
Bakken Operations	146	185	(21)%	160	183	(13)%
Rockies Operations	244	552	(56)%	465	560	(17)%
Total gathering throughput	3,892	4,401	(12)%	4,043	4,226	(4)%

Natural gas processed (MMcf/d)
Marcellus Operations	4,617	4,383	5%	4,431	4,366	1%
Utica Operations(b)	—	—	—%	—	—	—%
Southwest Operations	1,933	2,020	(4)%	1,904	1,844	3%
Southern Appalachia Operations	202	206	(2)%	191	215	(11)%
Bakken Operations	145	183	(21)%	159	182	(13)%
Rockies Operations	277	596	(54)%	518	616	(16)%
Total natural gas processed	7,174	7,388	(3)%	7,203	7,223	—%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	573	588	(3)%	566	565	—%
Utica Operations(b)	—	—	—%	—	—	—%
Other	26	36	(28)%	29	37	(22)%
Total C2 + NGLs fractionated	599	624	(4)%	595	602	(1)%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements.
(b)    The Utica region processing and fractionation operations only include partnership-operated equity method investments and thus do not have any operating statistics from a consolidated perspective. See table below for details on Utica.

Excluding Divestiture Assets(a), Natural Gas and NGL Services Operating Statistics (unaudited) - Consolidated(b)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Total gathering throughput (MMcf/d)	3,648	3,511	4%	3,512	3,402	3%
Total natural gas processed (MMcf/d)	6,897	6,792	2%	6,685	6,607	1%
Total C2 + NGLs fractionated (mbpd)	597	619	(4)%	591	597	(1)%
(a)    Excludes volumes associated with divested Rockies gathering and processing operations and assets contributed to Markwest EMG Jefferson Dry Gas Gathering Company, L.L.C.
(b)     Includes operating data for entities that have been consolidated into the MPLX financial statements.

Natural Gas and NGL Services Operating Statistics (unaudited) - Operated(a)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Gathering throughput (MMcf/d)
Marcellus Operations	1,602	1,538	4%	1,526	1,521	—%
Utica Operations	2,924	2,608	12%	2,672	2,544	5%
Southwest Operations	1,900	1,788	6%	1,826	1,698	8%
Bakken Operations	146	185	(21)%	160	183	(13)%
Rockies Operations	276	615	(55)%	525	633	(17)%
Total gathering throughput	6,848	6,734	2%	6,709	6,579	2%

Natural gas processed (MMcf/d)
Marcellus Operations	6,312	6,006	5%	6,123	5,974	2%
Utica Operations	958	923	4%	961	832	16%
Southwest Operations	1,933	2,020	(4)%	1,904	1,844	3%
Southern Appalachia Operations	202	206	(2)%	191	215	(11)%
Bakken Operations	145	183	(21)%	159	182	(13)%
Rockies Operations	277	596	(54)%	518	616	(16)%
Total natural gas processed	9,827	9,934	(1)%	9,856	9,663	2%

C2 + NGLs fractionated (mbpd)
Marcellus Operations	573	588	(3)%	566	565	—%
Utica Operations	67	59	14%	65	52	25%
Other	26	36	(28)%	29	37	(22)%
Total C2 + NGLs fractionated	666	683	(2)%	660	654	1%

(a)    Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Excluding Divestiture Assets(a), Natural Gas and NGL Services Operating Statistics (unaudited) - Operated(b)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Total gathering throughput (MMcf/d)	6,572	6,119	7%	6,184	5,946	4%
Total natural gas processed (MMcf/d)	9,550	9,338	2%	9,338	9,047	3%
Total C2 + NGLs fractionated (mbpd)	664	678	(2)%	656	649	1%
(a)    Excludes volumes associated with divested Rockies gathering and processing operations and assets contributed to Markwest EMG Jefferson Dry Gas Gathering Company, L.L.C.
(b)     Includes operating data for entities that have been consolidated into the MPLX financial statements as well as operating data for partnership-operated equity method investments.

Reconciliation of Segment Adjusted EBITDA to Net Income (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Crude Oil and Products Logistics segment adjusted EBITDA attributable to MPLX LP	$1,175	$1,123	$4,547	$4,375
Natural Gas and NGL Services segment adjusted EBITDA attributable to MPLX LP	629	639	2,470	2,389
Adjusted EBITDA attributable to MPLX LP	1,804	1,762	7,017	6,764
Depreciation and amortization	(355)	(324)	(1,351)	(1,283)
Net interest and other financial costs	(277)	(229)	(983)	(921)
Income from equity method investments	155	171	697	802
Distributions/adjustments related to equity method investments	(255)	(257)	(962)	(928)
Gain on equity method investments	—	—	484	—
Gain on sale of assets	159	—	159	—
Transaction-related costs(a)	(12)	—	(33)	—
Adjusted EBITDA attributable to noncontrolling interests	11	11	44	44
Other(b)	(27)	(25)	(120)	(121)
Net income	$1,203	$1,109	$4,952	$4,357

(a)     Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(b)    Includes unrealized derivative gain/(loss), equity-based compensation, provision for income taxes and other miscellaneous items.

Reconciliation of Segment Adjusted EBITDA to Income from Operations (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Crude Oil and Products Logistics
Segment adjusted EBITDA	$1,175	$1,123	4,547	4,375
Depreciation and amortization	(139)	(133)	(546)	(526)
Income from equity method investments	57	56	243	269
Distributions/adjustments related to equity method investments	(85)	(97)	(318)	(347)
Other	(19)	(15)	(70)	(55)

Natural Gas and NGL Services
Segment adjusted EBITDA	629	639	2,470	2,389
Depreciation and amortization	(216)	(191)	(805)	(757)
Income from equity method investments	98	115	454	533
Distributions/adjustments related to equity method investments	(170)	(160)	(644)	(581)
Gain on equity method investments	—	—	484	—
Gain on sale of assets	159	—	159	—
Transaction-related costs(a)	(12)	—	(33)	—
Adjusted EBITDA attributable to noncontrolling interests	11	11	44	44
Other	(5)	(5)	(42)	(56)

Income from operations	$1,483	$1,343	$5,943	$5,288

(a)     Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to LP Unitholders from Net Income (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net income	$1,203	$1,109	$4,952	$4,357
Provision for income taxes	3	5	8	10
Net interest and other financial costs	277	229	983	921
Income from operations	1,483	1,343	5,943	5,288
Depreciation and amortization	355	324	1,351	1,283
Income from equity method investments	(155)	(171)	(697)	(802)
Distributions/adjustments related to equity method investments	255	257	962	928
Gain on equity method investments	—	—	(484)	—
Gain on sale of assets	(159)	—	(159)	—
Transaction-related costs(a)	12	—	33	—
Other	24	20	112	111
Adjusted EBITDA	1,815	1,773	7,061	6,808
Adjusted EBITDA attributable to noncontrolling interests	(11)	(11)	(44)	(44)
Adjusted EBITDA attributable to MPLX LP	1,804	1,762	7,017	6,764
Deferred revenue impacts	(23)	25	(57)	31
Sales-type lease payments, net of income	14	12	62	32
Adjusted net interest and other financial costs(b)	(270)	(216)	(950)	(867)
Maintenance capital expenditures, net of reimbursements	(106)	(86)	(256)	(206)
Equity method investment maintenance capital expenditures paid out	(8)	(7)	(20)	(18)
Other	6	(13)	(5)	(39)
DCF attributable to MPLX LP	1,417	1,477	5,791	5,697
Preferred unit distributions(c)	—	(6)	—	(27)
DCF attributable to LP unitholders	$1,417	$1,471	$5,791	$5,670

(a)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(b)    Represents net interest and other financial costs, excluding gain/loss on extinguishment of debt and amortization of deferred financing costs.
(c)    Cash distributions declared/to be paid to holders of the Series A preferred units are not available to common unitholders. On February 11, 2025, the remaining outstanding Series A preferred units were converted to common units.

Reconciliation of Net Income to Last Twelve Month (LTM) adjusted EBITDA (unaudited)	Last Twelve Months
	December 31,
(In millions)	2025	2024
LTM Net income	$4,952	$4,357
Provision for income taxes	8	10
Net interest and other financial costs	983	921
LTM income from operations	5,943	5,288
Depreciation and amortization	1,351	1,283
Income from equity method investments	(697)	(802)
Distributions/adjustments related to equity method investments	962	928
Gain on equity method investments	(484)	—
Gain on sale of assets	(159)	—
Transaction-related costs(a)	33	—
Other	112	111
LTM Adjusted EBITDA	7,061	6,808
Adjusted EBITDA attributable to noncontrolling interests	(44)	(44)
LTM Adjusted EBITDA attributable to MPLX LP	7,017	6,764
Consolidated total debt(b)	$26,006	$21,206
Consolidated total debt to LTM adjusted EBITDA(c)	3.7x	3.1x

(a)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(b)    Consolidated total debt excludes unamortized debt issuance costs and unamortized discount/premium. Consolidated total debt includes long-term debt due within one year and outstanding borrowings, if any, under the loan agreement with MPC.
(c)    Also referred to as our leverage ratio.

Reconciliation of Adjusted EBITDA Attributable to MPLX LP and DCF Attributable to LP Unitholders from Net Cash Provided by Operating Activities (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net cash provided by operating activities	$1,496	$1,675	$5,909	$5,946
Changes in working capital items	(22)	(186)	(65)	(241)
All other, net	5	8	1	(5)
Loss on extinguishment of debt	—	—	3	—
Adjusted net interest and other financial costs(a)	270	216	950	867
Other adjustments related to equity method investments	22	27	98	102
Transaction-related costs(b)	12	—	33	—
Other	32	33	132	139
Adjusted EBITDA	1,815	1,773	7,061	6,808
Adjusted EBITDA attributable to noncontrolling interests	(11)	(11)	(44)	(44)
Adjusted EBITDA attributable to MPLX LP	1,804	1,762	7,017	6,764
Deferred revenue impacts	(23)	25	(57)	31
Sales-type lease payments, net of income	14	12	62	32
Adjusted net interest and other financial costs(a)	(270)	(216)	(950)	(867)
Maintenance capital expenditures, net of reimbursements	(106)	(86)	(256)	(206)
Equity method investment maintenance capital expenditures paid out	(8)	(7)	(20)	(18)
Other	6	(13)	(5)	(39)
DCF attributable to MPLX LP	1,417	1,477	5,791	5,697
Preferred unit distributions(c)	—	(6)	—	(27)
DCF attributable to LP unitholders	$1,417	$1,471	$5,791	$5,670

(a)    Represents net interest and other financial costs, excluding gain/loss on extinguishment of debt and amortization of deferred financing costs.
(b)    Transaction-related costs include costs associated with the acquisition of Northwind Midstream, acquisition of the remaining interest in BANGL, LLC and the divestiture of the Rockies gathering and processing operations.
(c)    Cash distributions declared/to be paid to holders of the Series A preferred units are not available to common unitholders. On February 11, 2025, the remaining outstanding Series A preferred units were converted to common units.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted Free Cash Flow after Distributions (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Net cash provided by operating activities(a)	$1,496	$1,675	$5,909	$5,946
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow
Net cash used in investing activities(b)	78	(349)	(4,856)	(1,995)
Contributions from MPC	4	9	24	35
Distributions to noncontrolling interests	(11)	(11)	(44)	(44)
Adjusted free cash flow	1,567	1,324	1,033	3,942
Distributions paid to common and preferred unitholders	(1,095)	(980)	(4,024)	(3,603)
Adjusted free cash flow after distributions	$472	$344	$(2,991)	$339

(a)    The three months ended December 31, 2025 and December 31, 2024 include working capital draws of $22 million and $186 million, respectively. The twelve months ended December 31, 2025 and December 31, 2024 include working capital draws of $65 million and $241 million, respectively.
(b)    The twelve months ended December 31, 2025 includes $2.4 billion for the acquisition of Northwind Midstream, $703 million for the acquisition of the remaining 55% interest of BANGL LLC, $235 million for the acquisition of Whiptail Midstream, LLC, $151 million for the purchase of an additional five percent ownership interest in the joint venture that owns and operates the Matterhorn Express pipeline, a $49 million capital contribution to WPC Parent, LLC to redeem Enbridge’s special membership interest in the Rio Bravo Pipeline project, and $971 million received from the sale of our Rockies gathering and processing operations.

Capital Expenditures (unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2025	2024	2025	2024
Capital Expenditures:
Growth capital expenditures	$649	$227	$1,668	$796
Growth capital reimbursements	(36)	(51)	(136)	(115)
Investments in unconsolidated affiliates(a)	232	50	794	236
Return of capital(b)	(150)	(8)	(251)	(12)
Capitalized interest	(16)	(4)	(38)	(16)
Total growth capital expenditures(c)	679	214	2,037	889
Maintenance capital expenditures	104	103	288	254
Maintenance capital reimbursements	2	(17)	(32)	(48)
Capitalized interest	(1)	(1)	(4)	(3)
Total maintenance capital expenditures	105	85	252	203

Total growth and maintenance capital expenditures	784	299	2,289	1,092
Investments in unconsolidated affiliates(a)	(232)	(50)	(794)	(236)
Return of capital(b)	150	8	251	12
Growth and maintenance capital reimbursements(d)	34	68	168	163
(Increase)/Decrease in capital accruals	(39)	(22)	(170)	6
Capitalized interest	17	5	42	19
Other	—	—	22	—
Additions to property, plant and equipment	$714	$308	$1,808	$1,056

(a)    Investments in unconsolidated affiliates and additions to property, plant and equipment, net are shown as separate lines within investing activities in the Consolidated Statements of Cash Flows. Investments in unconsolidated affiliates for the twelve months ended December 31, 2025, and December 31, 2024 exclude payments associated with purchases of equity interests in unconsolidated affiliates totaling $213 million and $228 million, respectively.
(b)    Return of capital for the twelve months ended December 31, 2025 excludes special distributions of $42 million received in exchange for the contribution of assets to a joint venture. Return of capital for the twelve months ended December 31, 2024 excludes a $134 million cash distribution received in connection with the Whistler joint venture transaction.
(c)    Total growth capital expenditures for the twelve months ended December 31, 2025 and December 31, 2024 exclude $3,316 million and $622 million of acquisitions, net of cash acquired, respectively, and a $134 million cash distribution received in 2024 in connection with the formation of a new joint venture to combine the Whistler Pipeline and Rio Bravo pipeline project. Total growth capital expenditures also exclude purchases of additional equity interests in unconsolidated affiliates of $213 million and $228 million for the years ended December 31, 2025 and December 31, 2024, respectively.
(d)    Growth capital reimbursements are generally included in changes in deferred revenue within operating activities in the Consolidated Statements of Cash Flows. Maintenance capital reimbursements are included in the Contributions from MPC line within financing activities in the Consolidated Statements of Cash Flows.